Exhibit 10.9

Private and Confidential

CONFIRMATION MEMORANDUM
SHI HN 1946 - [Actual name to be confirmed by Owners closer to delivery]

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

GAS-three Ltd (“Owners”) and Methane Services Limited (“Charterers”) agree upon this Charter on this 9 May 2011.

Owners and Charterers are parties to that certain Master Time Charter party dated 9 May 2011 (the “Master Time Charter party”). Owners and Charterers hereby agree that the terms and conditions contained in the Master Time Charter party (i) shall apply to the Charter of the Vessel identified in this Confirmation Memorandum and (ii) are incorporated herein by reference.

All capitalized terms used in this Confirmation Memorandum shall have the meaning set forth in the Master Time Charter party unless specifically defined herein.

1.	OWNERS

The Owners shall be GAS-three Ltd, a corporation existing under the laws of Bermuda and having its registered office at Clarendon House, 2 Church Street, Hamilton HM11, Bermuda.

2.	VESSEL DETAILS

Vessel Name	SHI HN 1946 [Actual name to be confirmed by Owners closer to delivery]
IMO Number	[To be confirmed by Owners closer to delivery]
Vessel Size	154,800 m3 at 100% fill
Ship Management	Ceres LNG Services Ltd.
Flag	Bermuda
Classification Society	ABS
P&I Club	UK P&I Club

3.	DELIVERY

The Vessel shall be tendered for delivery by Owners to Charterers safely afloat in all respects ready to receive her first cargo, Dropping-Last-Outward-Pilot (DLOP) from the building yard. The anticipated delivery date of the Vessel as set out in the building contract dated May 11, 2010 made between Samsung Heavy Industries Co. Ltd. (“Builder”) and Owners (“Building Contract”), extracts of which are provided in Annex C of this Confirmation Memorandum, is 31 January 2013 and shall in this Charter be referred to as “the Anticipated Delivery Date” and the date of actual delivery of the Vessel to Charterer being the “Delivery Date”.

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The Delivery Date will occur after acceptance of delivery of the Vessel by Owners under the Building Contract.

The Vessel shall be delivered to Charterers immediately after delivery to Owners on the Anticipated Delivery Date. Such Anticipated Delivery Date may be extended in accordance with the Building Contract, by reason of:

(i)	any of the events listed in Article V of the Building Contract,
(ii)	statutory modifications to the Vessel under Article IV of the Building Contract, and
(iii)	any other reason, provided Charterers provide their full consent.

Owners shall provide 30, 15, 10, 7, 5, 4, 3, 2, 1 days notice of the Anticipated Delivery Date. Delays on account of such causes as provided above in this Clause shall be understood to be permissible delays (“Permissible Delay(s)”) for which revisions in the Anticipated Delivery Date shall be permitted and are to be distinguished from unauthorised delays for which no revisions in the Anticipated Delivery Date shall be allowed.

In the event of a delay in delivery of the Vessel to Charterer caused by a Permissible Delay, the Anticipated Delivery Date will be considered postponed and the Owners will not be liable for any damages neither indirect nor consequential caused by such delay in delivery.

If delivery is delayed beyond ***** from the Anticipated Delivery Date then Charterers shall receive as liquidated damages the amount of United States Dollars ***** for each day (or part thereof) by which delivery of the Vessel is delayed and if delayed subsequently beyond *****, Charterers shall have the option of cancelling this Charter by giving notice thereof to the Owners. Owners will provide to Charterers regular updates as to the expected delivery date from Builder.

Without prejudice to anything stated herein, particularly the preceding paragraph, in the event that the Building Contract is cancelled or terminated for any reason whatsoever (other than by reason of default of the Owners) this Charter shall be terminated with immediate effect releasing either party from their respective obligations and the Charterers shall not be entitled to any liquidated or other damages from the Owners.

Delivery of the Vessel by the Owners to Charterers shall be evidenced by the Protocol of Delivery in the form set out in Annex C, acknowledging delivery by Owners and acceptance thereof by Charterers, signed by authorised representatives of Charterers and Owners.

4.	REDELIVERY

The Vessel shall be redelivered on ***** January 2018 plus or minus up to thirty (30) days at Charterers’ option. Charterers shall redeliver the Vessel to Owners at the pilot boarding station outbound at last discharge port unless otherwise mutually agreed. Charterers shall provide 30, 15, 10, 7, 3, 2, 1 days notice of redelivery.

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5.	EXTENSION OPTIONS

Charterers shall have the option to extend the Charter for two (2) consecutive periods of three (3) or four (4) years each (at Charterer’s option) plus or minus up to ***** at Charterers’ option.

Each charter extension period and the length of each charter extension period is to be nominated by Charterers at least ***** before the end of each current charter period and shall follow in direct continuation of the then preceding period.

The ‘plus or minus’ option must be declared no later than ***** before the notional expiration of the term and will only apply to the last term in question.

6.	RATE OF HIRE

Charter Period: The ***** of the Vessel shall be fixed as United States Dollars ***** per day.

First Option Period: The ***** of the Vessel shall be fixed as United States Dollars ***** per day.

Second Option Period: The ***** of the Vessel shall be fixed as United States Dollars ***** per day.

The ***** for the Vessel shall be United States Dollars ***** per day and shall be ***** each anniversary year shall begin on 31 January 2010.

7.	PAYMENT OF HIRE

[To be confirmed by Owners closer to delivery]

8.	SHIP CONTACT DETAILS

The Vessel’s contact details are as follows:

Telephone	: [To be confirmed by Owners closer to delivery]
Fax	: [To be confirmed by Owners closer to delivery]
E-mail	: [To be confirmed by Owners closer to delivery]

9.	PERFORMANCE GUARANTEES

(a) Laden Leg Fuel Consumption

Average Speed (Knots)	Gas (tonnes)	Fuel Oil (tonnes)
19.5	*****	*****
19.0
18.5
18.0
17.5

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No more than two tonnes of MDO as pilot fuel will be consumed per day.

(b) Ballast Leg Fuel Consumption

Average Speed (Knots)	Gas (tonnes)	Fuel Oil (tonnes)
19.5	*****	*****
19.0
18.5
18.0
17.5
17.0
16.5
16.0
15.5
15.0
14.5
14.0
13.5
13.0

No more than two tonnes of MDO as pilot fuel will be consumed per day.

Consumption figures in the above sub-clauses 8(a) and 8(b) shall *****.

10.	OUTSTANDING ITEMS

Owners and Charterers shall meet in good faith to complete any outstanding items annotated as “[To be confirmed by Owners closer to delivery]” in this Confirmation Memorandum at least one month prior to delivery of the Vessel.

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IN WITNESS WHEREOF, the Parties have executed this Confirmation Memorandum on the date stated above.

Agreed and signed by Owners	Agreed and signed by Charterers

/s/ J. Jensen	/s/ Martin Houston
Name: J. Jensen	Name: Martin Houston

Title: Chairman & Director	Title: Attorney-in-Fact

Date: 9 May 2011	Date: 9 May 2011

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ANNEX A — GAS FORM C

[To be confirmed by Owners closer to delivery]

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ANNEX B — LETTER OF QUIET ENJOYMENT

[Letterhead of Mortgagee]

[To Charterers]

[ ● ]

Dear Sirs,

Re: [ ● ] (the “Vessel”)

We refer to:

a.	the time charter dated [ ● ] (the “Time Charter”) made between [ ● ] as owner and you (the “Time Charterer”) as charterer in respect of the Vessel;

b.	a loan agreement dated [ ● ] (the “Loan Agreement”) made between [ ● ] (the “Owner”) as borrower, us as agent and as security trustee (the “Security Trustee”), and the financial institutions named on the signature pages therein as lenders and swap banks (the “Finance Parties”); and

c.	[ ● ] the first priority mortgage executed by the Owner over the Vessel in our favour between the Owner and us (the “Mortgage”).

1.	References in this Letter to the Time Charter or to the Loan Agreement and the Mortgage (together the “Finance Documents”) shall include such documents as amended, supplemented or varied from time to time so long as any such amendment, supplement or variation has been notified to, and agreed by, us. References to paragraphs are to paragraphs of this Letter.

2.	The Security Trustee confirms that:

d.	it has received a copy of the Time Charter and is familiar with their terms; and

e.	it consents to the Owner’s execution of the Time Charter.

3	In consideration of the sum of US$10.00 and for other good and valuable consideration (receipt and the sufficiency of which the Security Trustee acknowledges), the Security Trustee undertakes for itself and on behalf of the Finance Parties not without the Time Charterer’s prior written consent, but subject as provided below and subject to this undertaking expiring on the expiry of the charter period to:

(a)	issue any arrest, detention or similar proceedings against the Vessel in any jurisdiction; or

(b)	exercise any power of sale or other disposal of the Vessel or of foreclosure to which the Security Trustee may be entitled or make any application for the sale of the Vessel or any share therein in any part of the world whether by public auction or private treaty or otherwise (excluding, for the avoidance of doubt, any

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steps to be taken solely to protect, but not enforce, the Finance Parties’ rights in any arrest proceedings or applications for sale made against the Vessel by any third parties, but only insofar as any such proceedings or applications are continuing and not permanently stayed, and subject to the condition that the Security Trustee shall cease any such action upon the relevant proceedings or application being permanently stayed (and release any arrest, or caveat against release, upon the relevant third party arrest being released) and the Security Trustee shall notify the Time Charterer in writing promptly upon taking or ceasing any such action); or

	(c)	take possession of the Vessel; or

	(d)	appoint a receiver in respect of the Vessel; or

	(e)	exercise against the Vessel any right or remedy which would diminish, prejudice or interfere with the Time Charterer’s rights, options, benefits or privileges under the Time Charter or otherwise interfere with the quiet use and enjoyment of the Vessel by the Time Charterer under the Time Charter, or

	(f)	take any step to wind up, liquidate, or place in administration or receivership the Owner nor commence or continue any analogous proceedings in any jurisdiction (excluding, for the avoidance of doubt, proving in a liquidation commenced by any third party, but only insofar as any such proceedings are continuing and not permanently stayed, and subject to the condition that the Security Trustee shall cease any such action upon the relevant proceedings being permanently stayed and the Security Trustee shall notify the Time Charterer in writing promptly upon taking or ceasing any such action);

SUBJECT ALWAYS:

	(i)	to there having occurred no event under the Time Charter (a “Charterer’s Termination Event”) in consequence of which the Owner, is entitled to terminate and has lawfully terminated the Time Charter in accordance with their terms including, without limitation, withdrawal of the Vessel from the Time Charter by the Owner for non-payment of hire;

	(ii)	to the Vessel not having become an actual, agreed, arranged or constructive total loss and being no longer available to the Owner:

4.	The Security Trustee agrees that unless the Time Charterer is no longer entitled to the use and quiet enjoyment of the Vessel under paragraph 3 above, if the Security Trustee enforces or exercises its rights pursuant to the Finance Documents in accordance with the terms thereof, the Security Trustee may only sell or transfer the Vessel expressly subject to the terms of the Time Charter (a “Permitted Transfer”) and provided that:

	(a)	the rights of the Time Charterer under the Time Charter shall be fully preserved and protected following the Permitted Transfer; and

	(b)	before the Permitted Transfer, if the Owner’s rights as “Owner” under the Time Charter are to be assigned or transferred to a third party, such third party (the

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“Substitute”) has assumed the rights and obligations of the Owner under the Time Charter; and

(c)	the Substitute is acceptable to the Time Charterer acting reasonably.

The Time Charterer shall give its consent to the proposed Substitute if the Time Charterer is satisfied, acting reasonably, that the validity and enforceability of the Time Charter will not in any way be prejudiced, and if that Substitute (not being a competitor of the Time Charterer) has such (i) legal capacity (ii) technical competence and (iii) financial capability as are reasonably required to become a party and to perform the obligations of the Owner under the Time Charter, and, provided that (but without prejudice to such Substitute’s ability to meet the foregoing criteria in other circumstances):

	(a)	arrangements concluded with third parties by the proposed Substitute shall be taken into account in evaluating its technical competence and financial capability; and

	(b)	in the case of any proposed Substitute which is an affiliate of the Security Trustee, evidence that it is controlled by the Security Trustee shall be sufficient evidence of financial capability for the purposes of this paragraph 3(a);

The Owner undertakes not to make any claim against the Vessel and/or Substitute and/or the Time Charterer arising directly from a Permitted Transfer made under this Letter.

The Time Charterer shall use all reasonable endeavours to co-operate with the Security Trustee in order to effect a Permitted Transfer at the expense of the Security Trustee.

5.	By countersigning this Letter, the Time Charterer hereby acknowledges and agrees that:

	(a)	subject to the provisions of paragraphs 3 and 4, the enforcement, in accordance with the terms of the Finance Documents, by the Security Trustee of any security interests granted in favour of the Security Trustee pursuant to the Finance Documents or the sale or transfer of the Vessel pursuant to the Finance Documents to any other person shall not constitute a disturbance of the Time Charter or the Time Charterer’s use and quiet enjoyment of the Vessel in accordance with the terms of the Time Charter;

	(b)	the covenant by the Security Trustee in this Letter is the sole covenant by the Security Trustee in respect of quiet enjoyment and is in substitution for, and to the exclusion of, any other covenant for quiet enjoyment which may have otherwise been given by any other party or implied at law or otherwise.

6.	The Time Charterer agrees that:

	(a)	without prejudice to any other rights the Time Charterer may have in respect of any default by the Owner of any of its obligations under the Time Charter, the Time Charterer will not take any enforcement action in respect of or otherwise terminate the Time Charter without first notifying the Security Trustee in writing and giving the Security Trustee the opportunity to remedy (or procure the remedy of) any default by the Owner of any of its obligations under or in connection with the Time Charter within the relevant period referred to below. Unless the

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Security Trustee notifies the Time Charterer in writing that it does not wish to exercise any remedy rights, the Time Charterer will not terminate the Time Charter if the Security Trustee does so remedy (or procure the remedy of) the default within thirty (30) days of the Time Charterer giving notice to the Owner (copied to the Security Trustee) of the default by the Owner to perform its obligations under the Time Charter (which cure period shall be extended to sixty (60) days if it is demonstrated to the Time Charterer (acting reasonably) that the Security Trustee is continuing to diligently remedy (or procure the remedy of) the default;

(b) if the Security Trustee, pursuant to a Permitted Transfer, exercises the power of sale under the Mortgage and/or assigns or transfers the rights of the “Owner” under the Time Charter to the Substitute, the Time Charterer will not terminate the Time Charter by reason solely of such transfer (without prejudice to any accrued rights). In such circumstances, the Time Charterer agrees that the Substitute shall, with effect from the date of the Permitted Transfer and notwithstanding any other provisions thereof, become a party to the Time Charter in place of the Owner and shall be treated for all purposes as if the Substitute had originally been named a party in place of the Owner (without prejudice to any accrued rights).

7.	The Security Trustee acknowledges that the Time Charterer is not a party to and is not bound by the provisions of any of the Finance Documents.

8.	The Security Trustee acknowledges that the terms of this Letter shall (subject to such beneficiary similarly confirming and consenting to the terms of this Letter) enure to the benefit of the successors and assigns of the Time Charterer under the Time Charter.

9.	The Security Trustee confirms that it has been duly authorised to issue this Letter on behalf of the Finance Parties and that its issuance conforms with the Loan Agreement and, without limitation, the agency provisions described therein.

10.	The terms of this Letter shall be governed by and construed in accordance with English law and the provisions of Clause 46 (Law and litigation) of the Time Charter shall apply, mutatis mutandis, to any dispute arising out of this Letter as if such provisions were set out in this Letter.

Please acknowledge your receipt of and your agreement to the terms of this Letter by signing the attached copy where indicated and returning it to us.

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Each of the parties signing this Letter intends that the agreement constituted by this Letter shall take effect as a deed notwithstanding the fact that a party may only sign this Letter under hand.

Yours faithfully,
for and on behalf of [ ● ]
We, [ ● ] I hereby confirm our agreement to the provisions of this Letter. Dated:

for and on behalf of [ ● ]
We, [ ● ], for the consideration aforesaid, hereby confirm our agreement to the provisions of this Letter.
Dated:

for and on behalf of [ ● ]

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ANNEX C – PROTOCOL OF DELIVERY AND SHIP BUILDING CONTRACT EXTRACTS

ARTICLE IV CLASS AND REGULATIONS

(a)	The Vessel, including its machinery, equipment, and outfittings, shall be classed with the American Bureau of Shipping (hereinafter called the “Classification Society”), and shall be built to Class XAl, [●], Liquefied gas carrier, ship type 2G (Membrane tank, Maximum pressure 25 kPaG and minimum temperature -163°C), SH, SH-DLA, SHCM, RES, XAMS, XACCU, SFA(40), NIBS, XAPS, ENVIRO, PORT, POT, CRC, DFD, UWILD. The Vessel shall comply with all applicable laws, rules, and regulations. The Vessel shall also comply with recommendations and requirements set forth in the Specification recommendations and requirements set forth in the Specifications including those amendments which are being officially declared, published by the concerned authority and to be compulsory applied to the Vessel and which shall be brought into force within five (5) years after Contract (as defined in the ABS’s “Summary of SOLAS, MARPOL, Load Line, AFS and BWM Requirements to be Complied with in 2007 and Beyond for All Ship Types - Oct 2009”).

(b)	TheBuilder, at its expense, shall obtain certificates as provided in the Specifications and deliver such to the Buyer in triplicate (one (1) original and two (2) copies). If formal certificate(s) cannot be obtained upon the Vessel’s Delivery, the Builder may furnish provisional one(s) in substitution for the formal certificate(s). The Builder shall pay the charges for official inspection and certifications required by the Government of Registry specified in Specifications, and the registration of the Vessel shall be the responsibility of the Buyer.

(c)	Any revisions to the drawings set forth in Article II which may be required by the Classification Society shall be implemented by the Builder without any cost to the Buyer; provided that this will only apply to revisions which are based upon standards of the Classification Society in effect on the date of this Contract. In the event that there should be any amendments or additions not identified in the Specifications, following the date of this Contract, to the laws, rules, or regulations of any governmental or regulatory body, or the Classification Society, which require any compulsory revision(s) of or to the Plans and Specifications or to this Contract, the Buyer shall authorize any such revision(s) to the Vessel that are necessary to comply with such amen drowns or additions unless the Buyer shall obtain from such governmental or regulatory body a written waiver of compliance therewith. In the event that Alterations (as defined in Article XV(a)) are required, they shall be handled accordance with the provisions of Article XV.

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ARTICLE V DELIVERY

(a)	The Vessel shall be delivered to the Buyer (hereinafter called the “Delivery”) fully complete, supplied (including lubricating oil and fresh water in the system but excluding ship’s stores such as food, utensils, miscellaneous consumables, etc.) and ready for immediate operation, after having passed the tests and met the standards set forth in the Specifications and Articles III, IV, and XVII hereof on or before March 31, 2013 (hereinafter called the “Delivery Date”). The Buyer may delay Delivery beyond the Delivery Date by giving written notice of the revised data (herein after called “Revised Delivery Date”) for Delivery not later than two (2) months before keel laying of the vessel. Buyer may give up to only one (1) notice for a delay of ninety (90) days. Notwithstanding the foregoing, in the event defects that could affect the Vessel’s seaworthiness or impair the operation of Vessel are discovered after the Vessel has passed the tests and met standards set forth in the Specifications and prior to Delivery of the Vessel, Buyer shall have the right to require the Builder to make the necessary correction(s) at the Builder’s expense prior to Delivery.

(b)	The Builder shall use its best efforts and all due diligence and dispatch, including, but not limited to, the ordering, expediting and inspection of all machinery, parts and materials, to complete and deliver the Vessel on or prior to the Delivery Date.

(c)	The Builder shall assist the Buyer to bunker and store the Vessel (beyond the conditions set forth in Article V(a) above) at Buyer’s expense to be ready for departure. Delivery shall be made at the Shipyard at a wharf side where there shall be sufficient water for the Vessel always to be afloat and from which it can safely depart, or at such other safe and secure place as may be mutually agreed. Upon Delivery, the Vessel shall be free and clear of all liens, encumbrances, taxes and claims of any nature.

(d)	If, at any time, either the commencement of construction, construction or Delivery of the Vessel or any performance required hereunder as a prerequisite to the Delivery thereof is delayed by any of the following events: namely war, acts of state or government, blockade, revolution, insurrections, riots, strikes, sabotage, lockouts or other labor disturbances (excluding disturbances within the control of the Builder), Acts of God, plague or other epidemics, quarantines, prolonged failure or restriction of electric current, freight embargoes, earthquakes, tidal waves, typhoons, hurricanes, unusually prolonged or unusually severe weather conditions, destruction of the premises of works of the Builder or its subcontractors, or of the Vessel, or any part thereof, by fire, landslides, flood, lightning, explosion, or other causes beyond the reasonable control of (and not caused by the actions of) the Builder or its subcontractors, as the case may be (collectively called “Force Majeure”), then, in the event of delays due to the happening of any of the aforementioned contingencies, the number of days by which Delivery is late under this Contract (i.e., after the scheduled Delivery Date of the Vessel) shall be reduced, subject to the provisions of this Article V(d), by a period of time which shall not exceed the total number of working days lost die to such delays. Notwithstanding the foregoing, eats of commission or omission (irrespective as to negligence and whether voluntary or compulsory) of employees, independent contractors or subcontractors, representatives, agents, or others engaged by the Builder, including their officers, employees, crews, inspectors, and pilots (whether voluntary or compulsory) shall not excuse the Builder for delay hereunder.

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(e)	The Builder shall notify the Buyer in writing within ten (10) days after the beginning of any period of claimed delay as to the facts establishing that the claimed delay is excusable pursuant to Article V(d) and the estimated period of delay. The Buyer shall have the right to verify the basis of the claimed delay and, if there is a disagreement, the issue shall be resolved by arbitration in accordance with the provisions of Article XXV. An extension of the Delivery Data shall only be allowed if the event(s) above designated adversely affects the Delivery Date of the Vessel, as determined on the date that the Vessel is actually delivered. Should the Builder fail to timely give required notice under this Article V(e) demonstrating that the claimed events(s) directly affect the Delivery Date, it shall not be excused for any such delay.

(f)	If, following any notice (oral or written) by Builder of a delay, Buyer determiners in its reasonable discretion (taking into account the opinion of Builder), other than due to delays caused by the Buyer, that Delivery of the Vessel likely will be delayed for any reason whatsoever (including without limitation Force Majeure) for a period of more than two hundred (200) days beyond the Delivery Date, the Buyer shall have the following options:

i)	to continue this Contract reserving Buyer’s right to liquidated damages for the time period that late Delivery is not excused by Force Majeure (if properly claimed) as provided in Article VII(a); or

ii)	to cancel this Contract, in which event the Buyer shall be entitled to a refund in accordance with Article VII(g) and no liquidated damages.

If Builder gives Buyer written notice of a delay under Article XXVI, Buyer shall have thirty (30) days to exercise the rights under this subarticle (f) with respect to such delay (though further delays still remain subject to Buyer’s rights under this subarticle (f)).

(g)	i)	Should the Vessel be completed for Delivery before the Delivery Date and the Builder has so informed the Buyer at least four (4) months in advance of the early delivery date suggested by Builder, the Buyer may take Delivery at Buyer’s option, but not earlier than 90 days prior to the Delivery Date, provided that all the terms and conditions of this Contract have been fulfilled.

	ii)	If Buyer elects to exercise the option described in (g)(i) above, and if Delivery occurs more than 30 days prior to the Delivery Date, then Buyer agrees to pay Builder an early delivery charge of United States Dollars for each day in excess of 30 days that the Vessel is delivered early, up to a maximum of 60 days (if the Vessel is delivered 90 or more days early). This charge, if applicable, shall be included with other adjustments due with the Final Installment. In no event shall there be any charge for early delivery if the Vessel is delivered less than 31 days early.

(h)	In any case, the Builder shall notify the Buyer the expected approximate delivery date during construction in the following manner:

	i.)	Five (5) months prior to the expected delivery date notifying the expected delivery date.

	ii.)	Three (3) months prior to the expected delivery date notifying the scheduled delivery date.

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	iii.)	One (1) month prior to the expected delivery date notifying the scheduled delivery date.

	iv.)	Seven (7) days prior to the expected delivery date notifying the definite delivery date subject to the satisfactory completion of the sea trials, cryogenic trials and gas trials.

(i)	Upon Delivery, the Builder shall furnish the Buyer with the following documents in a form satisfactory to Buyer:

	i.)	PROTOCOL recording all trials and tests of the Vessel made pursuant to this Contract and the Specifications.

	ii.)	PROTOCOL OF INVENTORY of the equipment of the Vessel, including spare parts and the like, all as specified in the Specifications.

	iii.)	PROTOCOL OF CONSUMABLES identifying all fuels, lubricants, consumable stores, fresh water and liquefied gases supplied by Builder and Buyer remaining onboard at Delivery, including the original purchase price thereof.

	iv.)	PROTOCOL OF LNG supplied by Builder remaining onboard at Delivery, including the original purchase price thereof.

	v.)	ALL CERTIFICATES and STATEMENTS OF FACT including the notarized and legalized BUILDER’s CERTIFICATE required to be furnished upon delivery of the Vessel pursuant to this Contract and the Specifications.

	vi.)	DECLARATION OF WARRANTY OF FREEDOM FROM LIENS AND CLAIMS of the Builder that the Vessel is delivered to the Buyer free and clear of any liens, charges, claims, mortgages, or other encumbrances upon the Buyer’s title thereto, and in particular, that the Vessel is absolutely free of all burdens in the nature of imposts, taxes or charges imposed by any governmental authorities (local as well as national) including any claim by the Guarantor by reason of its Letter of Guarantee under Article XI (as such terms are defined in such Article) as well as of all liabilities of the Builder to its subcontractors, employees and crew, and of all liabilities arising from the operation of the Vessel in trial runs, or otherwise, prior to delivery.

	vii.)	DRAWINGS AND PLANS pertaining to the Vessel as stipulated in the Specifications.

	viii.)	COMMERCIAL INVOICE.

	ix.)	Notarized and legalized BILL OF SALE.

	x.)	And such other certificates and documents as the Buyer may request evidencing transfer to the Buyer of a free and clear title in and to the Vessel.

(j)	The Buyer shall remove the Vessel from the premises of the Shipyard within five (5) Business Days after Delivery. If the Buyer does not remove the Vessel from the premises of the Shipyard within the aforesaid five (5) days, the Buyer shall pay to the Builder the direct and documented costs for anchoring the Vessel in a safe anchorage outside the Shipyard’s breakwater, such costs to include moving the Vessel to the anchorage, maintaining the Vessel and restoring the Vessel if necessary. However, the Builder shall take all reasonable steps to minimize such

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expenses. The maximum period at anchor shall not exceed 3 weeks from Delivery.

(k)	Upon satisfactory completion of the trials as specified in Article XVII, and fulfillment of the terms and conditions of this Contract, the Buyer and the Builder shall execute a PROTOCOL OF DELIVERY AND ACCEPTANCE (hereinafter referred to as “Acceptance”). Upon execution of the Acceptance, title and risk of loss of the Vessel shall pass to the Buyer. As stated above, it being expressly understood that until such Delivery and Acceptance is effected, title to the Vessel and its equipment (except for the Buyer-furnished Equipment subject to the provisions of Article XII), are vested in the Builder and at its risk.

AMENDMENT to the SHIPBUILDING CONTRACT

This letter dated May 4, 2011 is the amendment to the Shipbuilding Contract entered into on May 11, 2010 by and between Gas-three Ltd., a corporation organized and existing under the laws of Bermuda and haying its registered office at Clarendon Home, 2 Church Street, Hamilton HM11, Bermuda (hereinafter called the “Buyer”), on the one part; and Samsung Heavy Industries Co., Ltd., a corporation duly organized and existing under the laws of the Republic of Korea and having its registered office at 1321-15 Seocho-dong, Seocho-gu, Seoul, Korea (hereinafter called the “Builder”), on the other part; and taken together referred to as the “PARTIES”.

WITNESSETH:

WHEREAS, the Buyer and the Builder entered into the Shipbuilding Contract for Builder’s Hull No. 1946 dated May 11, 2010; and

WHEREAS, the Buyer and the Builder hereby agree to amend the Delivery provisions in the Shipbuilding Contract.

NOW, THEREFORE, In consideration of the foregoing premises, the mutual covenants herein contained, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the PARTIES hereto, intending to be legally bound, hereby agree as follows:

The following terms and conditions in the Shipbuilding Contract dated May 11, 2010 shall be amended as follows:

1.	DELIVERY OF THE VESSEL

Clause (a) in the Article V “DELIVERY” of the Shipbuilding Contract shall be replaced in its entirety with the following:

(a) The Vessel shall be delivered to the Buyer (hereinafter called the “Delivery”) fully complete, supplied (including lubricating oil and fresh water in the system but excluding ship’s stores such as food, utensils, miscellaneous consumables, etc.) and ready for immediate operation, after having passed the tests and met the standards set forth in the Specifications and Articles III, IV, and XVII hereof on or before January 31, 2013 (hereinafter called the “Delivery Date”). The Buyer may delay Delivery beyond the Delivery Date by giving written notice of the revised data (hereinafter called “Revised Delivery Date”) for Delivery not later than two (2) months before keel laying of the vessel. Buyer may give up to only one (1) notice for a delay of forty-five (45) days. Notwithstanding the foregoing, in the event defects that could affect the Vessel’s seaworthiness of impair the operation of Vessel are discovered after the Vessel has passed the tests and met standards set forth in the Specifications and prior to Delivery of the Vessel, Buyer shall have the right to require the Builder to make the necessary correction(s) at the Builder’s expense prior to Delivery.

2.	MISCELLANEOUS

Except as expressly provided in this Amendment, all the other terms and conditions in the Shipbuilding Contract shall remain unchanged.

IN WITNESS WHEREOF, the PARTIES hereto have caused this Amendment to be duly executed on the date and year first above written.

For and on behalf of Gas-three Ltd.:		For and on behalf of Samsung Heavy Industries Co., Ltd.:

/s/ Jeppe Jenson		/s/ Jaytee Jung
Name:	Jeppe Jenson	Name:	Jaytee Jung
Title:	CEO	Title:	Vice President
Date:		Date:	4th May 2011